Exhibit 10.12


                           INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of October 8, 2002, is made among Cascade Entertainment Group, LLC, a California limited liability company ("Cascade"), The Chukchansi Economic Development Authority, an instrumentality of the Picayune Rancheria of Chukchansi Indians (the "Authority") and the Picayune Rancheria of Chukchansi Indians (the "Tribe" and, together with the Authority, the "Chukchansi Parties"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Manager Agreement (as defined below).


                                   Recitals

                  WHEREAS, Cascade is party to that certain Manager Agreement (the "Manager Agreement"), dated as of October 8, 2002 by and between Cascade and U.S. Bank, N.A., as trustee under the Indenture governing the Authority's 14 1/2% Senior Notes due 2009 (the "Indenture");

                  WHEREAS, Cascade and the Authority (and, where applicable, the Tribe) are parties to those certain other agreements in respect of the transaction described in the Manager Agreement (all such agreements together with the Manager Agreement are referred to herein as the "Transaction Documents");

                  WHEREAS, pursuant to the Manager Agreement, Cascade has undertaken to perform certain functions on behalf of the Chukchansi Parties with respect to the Indenture; and

                  WHEREAS, the parties hereto desire to provide for indemnification of certain liabilities in connection with Cascade's obligations pursuant to the Manager Agreement.

                  NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   Agreement

     1. Indemnification of the Chukchansi Parties. Cascade shall indemnify, defend and hold harmless the Chukchansi Parties (including each of their respective officers, directors, members, representatives and agents), and each of them, from and against all losses, claims, demands, actions, disputes, damages, expenses (including reasonable attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid (each a "Loss" and, collectively, "Losses") by the Chukchansi Parties, or either of them, in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and to which any Chukchansi Party was or is a party or is threatened to be made a party by reason or arising as a result of (i) any untrue statement or alleged untrue statement of a material fact, or any material or alleged material omission of a material fact(s), contained in any report, document or financial statement provided by Cascade to the Authority pursuant to Section 2.1 of the Manager Agreement, or which Cascade otherwise files on behalf of either of the Chukchansi Parties pursuant to the Transaction Documents, (ii) any statement made in any certificate filed by Cascade on its own behalf or on behalf of the Authority pursuant to Section 2.2 of the Manager Agreement or the other Transaction Documents which Cascade knows at the time of such filing is untrue, or (iii) Cascade's failure to perform in all material respects all of its obligations as Manager under Section 2.1 or 2.2 of the Manager Agreement. Notwithstanding the foregoing, Cascade shall not be required to indemnify the Chukchansi Parties to the extent that any such claim is arising out of or is a result of any act which entitles Cascade to indemnification from the Chukchansi Parties pursuant to Section 2 hereof. For all purposes of indemnification under this Section 1, Cascade (including each of its respective officers, directors, members, representatives and agents) shall be known as the "indemnifying party" and the Chukchansi Parties (including each of their respective officers, directors, members, representatives and agents), collectively, shall be know as the "indemnified party."

     2. Indemnification of Cascade. Each Chukchansi Party shall indemnify, defend and hold harmless Cascade (including each of its officers, directors, members, agents, representatives and agents), and each of them, from and against all Losses in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, and to which Cascade (including each of its officers, directors, members, agents, representatives and agents) was or is a party or is threatened to be made a party by reason or arising as a result of (i) any untrue statement or alleged untrue statement of a material fact contained in any report, document or financial statement (a) provided in writing by any Chukchansi Party to Cascade specifically for inclusion in any filing with the Securities and Exchange Commission, or (b) contained in any document filed with the Securities and Exchange Commission by any Chukchansi Party that either (x) was not given to Cascade for its review and approval a reasonable time prior to filing, or (y) which was filed with the Securities and Exchange Commission by any Chukchansi Party over the objection of Cascade; or (ii) any statement made in any certificate filed by the Chukchansi Parties with the Trustee or the Disbursement Agent on their own behalf which such party knows at the time of such filing is untrue. Notwithstanding the foregoing, the Chukchansi Parties shall not be required to indemnify Cascade to the extent that any such claim is arising out of or is a result of any act which entitles the Chukchansi Parties to indemnification from Cascade pursuant to Section 1 hereof. For all purposes of indemnification under this Section 2, the Chukchansi Parties (including each of their respective officers, directors, members, representatives and agents) shall be known as the "indemnifying party" and Cascade (including each of its officers, directors, members, representatives and agents), shall be know as the "indemnified party."

     3. Contribution. If for any reason the foregoing indemnification is unavailable to any indemnified party or is insufficient to hold any indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other hand, but also the relative fault of the indemnifying party on the one hand, and the indemifying party on the other hand, as well as any relevant equitable considerations.

     4. Procedures for Indemnification/Notice of Claims. The indemnified party shall give written notice to the indemnifying party under this Agreement within ten (10) calendar days of the receipt of any written claim; provided, however, that any failure to give such notice will not waive any rights of the indemnified party except to the extent the rights of the indemnifying party have been materially prejudiced. Such notice shall set forth in reasonable detail the nature and basis of such third party claim and the amount thereof, to the extent known, and shall be accompanied by copies of any written demand, summons, complaint or other pleading which may have been served in connection therewith. The indemnifying party shall notify the indemnified party in writing within ten (10) calendar days after the indemnified party has given notice of the matter that the indemnifying party is assuming the defense thereof and acknowledge in writing that the indemnifying party is fully responsible to indemnify, defend and hold harmless the indemnified party from and against all damages related to such claim, and further: (a) the indemnifying party will defend the indemnified party against the matter with counsel of indemnifying party's own choice (which counsel shall be reasonably acceptable to the indemnified party) and shall control the defense of any such action or matter; (b) the indemnified party may retain separate co-counsel at its sole cost and expense (except that the indemnifying party will be responsible for the reasonable fees and expenses of separate counsel to the extent the indemnified party reasonably concludes that the counsel the indemnifying party has selected is also representing the indemnifying party and has a conflict of interest or separate and different defenses, in which case, if the indemnified party notifies the indemnifying party in writing that such indemnified party elect to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of the indemnified party); and (c) the indemnifying party will not consent to the entry of judgment or enter into any settlement with respect to any matter without the written consent of the indemnified party and unless the terms thereof include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party the written release from all liability in respect of such claim or litigation, of the indemnified party (which consent shall not be unreasonably withheld or delayed). The parties shall cooperate as reasonably requested to ensure the proper and adequate defense and settlement thereof.

     5. Timing of Payments. All payments of Losses by any indemnifying party to any indemnified party pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by the indemnified party is presented to the indemnifying party, but in no event later than thirty (30) calendar days after such written demand by the indemnified party is presented to the indemnifying party, accompanied by documentary support of such Losses reasonably satisfactory to the indemnifying party.

     6. Notices. Any notice or communication by any party hereto to any other party hereto is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to Cascade to:


         Cascade Entertainment Group, LLC
         7915 Folsom Boulevard
         Sacramento, California   95826-2611
         Telecopier No.:  (916) 387-6317
         Attention:  Chief Financial Officer

         If to the Authority:

         The Chukchansi Economic Development Authority
         46575 Road 417
         Coarsegold, California 93614
         Attention: Chairman
         Facsimile:  (559) 642-4075

         If to the Tribe:

         The Picayune Rancheria of Chukchansi Indians
         46575 Road 417
         Coarsegold, California 93614
         Attention: Tribal Chairman
         Facsimile:  (559) 642-4075

     7. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersedes all prior understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement.

     8. Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

     9.  Waiver of Sovereign Immunity, Arbitration and Non-Impairment.

           a. Irrevocable Waiver of Sovereign Immunity. Each of the Chukchansi Parties hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described below.


         In connection with the foregoing waiver of sovereign immunity by any Chukchansi Party:

                i. Duration. The duration of such waiver shall commence on the date hereof and continue with respect to each Chukchansi Party until one year after all obligations of such Chukchansi Party hereunder have been completely performed and any amounts thereunder owing from a Chukchansi Party have been indefeasibly paid in full;

                ii. Grantees. The grantee(s) of the waiver are each party hereto, together with their successors and assigns hereunder;

                iii. Scope. The scope of the waiver applies to all Permitted Claims;

                iv. Property and Funds. The only assets or rights against which any award, judgment or other order for relief arising from this waiver may be enforced are Authority Assets as defined in the Chukchansi Authority Ordinance whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with the Notes and the Collateral Documents shall upon such transfer no longer constitute Authority Assets;

                v. Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (subject to the obligation of each Chukchansi Party to submit to arbitration as provided herein); and

                vi. Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York.

           b. Designation of Applicable Courts and Jurisdictions. Each Chukchansi Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 9.a. above (the "Applicable Courts"): (i) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (ii) any court of the State of New York, and all courts to which any appeal therefrom may be available; (iii) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available, (iv) if none of the foregoing courts shall have or accept jurisdiction, the any court of the Tribe (in the case of any Permitted Claim to which the Tribe or Authority is a party).

           c. Additional Waivers as to Tribal Courts. Each of the Chukchansi Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (iv) of 9.b. above. Each of the Chukchansi Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

           d. Agreement not to Contest. In connection with any Permitted Claim, each of the Chukchansi Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

           e. Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 9.e. Notwithstanding any other provision of this
                Section 9, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority. "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

                i. Commencement of Proceedings. An arbitration proceeding may be commenced only by the Tribe, the Authority or Cascade by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

                ii. Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

                iii. Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                iv. Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                v. Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (i) by the Federal Arbitration Act, if the matter will be heard in federal court, (ii) the trial arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amedned by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, provided that the standards of reciew of the award in all cases shall be consistent with the Federal Arbitration Act, (iii) by the applicable state arbitration code, if the matter will be heard in state court, and (iv) by the applicable Tribal Arbitration Code, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

                vi. Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this Agreement after such consultation with their attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

                vii. Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

                viii. Full Faith and Credit. The Chukchansi Parties and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 9, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 9. The Chukchansi Parties agree that judgement enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject for arbritration under this Section 9.

           f. Non-Impairment. No Chukchansi Party or any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

     10. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS.

     11. Execution in Counterparts. This Agreement and any amendment may be executed simultaneously or in counterparts, each of which together shall constitute one and the same instrument.

     12. Amendment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties hereto.

     13. Nonexclusivity. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by statute, agreement or otherwise.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                      The Chukchansi Economic Development
                                      Authority


                                      By: /s/ Dixie Jackson
                                         --------------------------------------
                                      Name: Dixie Jackson
                                      Title: Chairperson


                                      Picayune Rancheria of Chukchansi Indians

                                      By: /s/ Dixie Jackson
                                         --------------------------------------
                                      Name: Dixie Jackson
                                      Title: Chairperson


                                      Cascade Entertainment Group, LLC
                                      a California limited liability company


                                      By: /s/ Russell S. Pratt
                                         --------------------------------------
                                      Name: Russell S. Pratt
                                      Title: President/CEO